CERTIFICATE OF INCORPORATION
                                       OF
                                Wan Secure, Inc.

      FIRST: The name of this corporation is Wan Secure, Inc.

      SECOND: Its registered office in the State of Delaware is to be located at 1313 N. Market Street, Wilmington DE 19801-1151, County of New Castle. The registered agent in charge thereof is The Company Corporation, address "same as above".

      THIRD: The nature of the business and, the objects and purposes proposed to be transacted, promoted and carried on, are to do any or all the things herein mentioned as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

      The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      FOURTH: The amount of the total authorized capital stock of this corporation is divided into 1,000 shares of stock at NO par value.

      FIFTH: The name and mailing address of the incorporator is as follows:

      Regina Cephas, 1313 N. Market St., Wilmington DE 19801-1151

      SIXTH: The Directors shall have power to make and to alter or amend the By-Laws; to fix the amount to be reserved as working capital, and to authorize and cause to be executed, mortgages and liens without limit as to the amount, upon the property and franchise of the Corporation.

      With the consent in writing, and pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, the Directors shall have the authority to dispose, in any manner, of the whole property of this corporation.

      The By-Laws shall determine whether and to what extent the accounts and books of this corporation, or any of them shall be open to the inspection of the stockholder; and no stockholder shall have any right of inspecting any account, or book or document of this Corporation, except as conferred by the law of the By-Laws, or by resolution of the stockholders.

      The stockholders and directors shall have the power to hold their meetings and keep the books, documents and papers of the Corporation outside of the State of Delaware, at such places as may be from time to time designated by the By-Laws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.

      SEVENTH: Directors of the corporation shall not be liable to either the corporation or its stockholders for monetary damages for a breach of fiduciary duties unless the breach involves: (1) a director's duty of loyalty to the corporation or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) liability for unlawful payments of dividends or unlawful stock purchase or redemption by the corporation; or (4) a transaction from which the director derived an improper personal benefit.

      I, THE UNDERSIGNED, for the purpose of forming a Corporation under the laws of the State of Delaware, do make, file and record this Certificate and do certify that the facts herein are true; and I have accordingly hereunto set my hand.

DATED: January 2, 1998                                 /s/ Regina Cephas
                                                       Regina Cephas

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                WAN SECURE, INC.

                          ----------------------------

      WAN SECURE, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

      FIRST: That the Board of Directors of said corporation at a meeting duly convened and held, adopted the following resolution:

      RESOLVED that the Board of Directors hereby declares it advisable and in the best interest of the Company that Article Fourth of the Certificate of Incorporation be amended to read as follows:

      FOURTH: The total number of shares of stock which this corporation is authorized to issue is:

      Five Million (5,000,000) shares with a par value of One Cent ($.01) per share, amounting to Fifty Thousand Dollars ($50,000.00).

      SECOND: That the said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

      THIRD: That the aforesaid amendment as duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by David Paolo this 17 day of August A.D. 1998.

                                        /s/ David Paolo
                                        -----------------------
                                        Authorized Officer

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                       OF
                                WAN SECURE, INC.,
                             a Delaware corporation,
                                       AND
                              LOG ON AMERICA, INC.,
            a Delaware corporation, being its wholly owned subsidiary

      WAN SECURE, INC., a corporation organized and existing under and by virtue of the General Laws of the State of Delaware, does hereby certify:

      FIRST, that WAN SECURE, INC., is the parent corporation of LOG ON AMERICA, INC., a corporation organized and existing under and by virtue of the General Laws of the State of Delaware, and is the 100% owner of the 100 shares issued by LOG ON AMERICA, INC., which corporation had been authorized under its articles of incorporation to issue 1,000 shares of common stock at $.001 thereof.

      SECOND, that the Board of Directors of WAN SECURE, INC., at a special meeting duly convened and held, adopted the following resolution:

      RESOLVED, the Board of Directors hereby declares it advisable and in the best interest of WAN SECURE, INC., effective immediately, that: LOG ON AMERICA, INC., as the wholly owned subsidiary of WAN SECURE, INC., be merged into WAN SECURE, INC., its parent, which surviving corporation shall assume all of the obligations and assert ownership in all the property of LOG ON AMERICA, INC.; that the 100 issued shares of LOG ON AMERICA, INC., owned by WAN SECURE, INC., being 100% of the issued shares of LOG ON AMERICA, INC., be surrendered and canceled; that 100% of the authorized shares of LOG ON AMERICA, INC., be voided and thereby be incapable of issuance at any time; that the name of WAN SECURE, INC., as the surviving corporation, be changed to LOG ON AMERICA, INC.; that upon surrender of shares previously issued by WAN SECURE, INC., which surviving corporation shall be henceforth known as LOG ON AMERICA, INC., it shall provide its shareholders with replacement shares on a pro rata basis so as to reflect the change of name from WAN SECURE, INC., to LOG ON AMERICA, INC.; and, that its president and secretary, jointly or singly, take such action as each or both deem necessary to effectuate the resolutions of the board of directors and be and are, jointly or singly, authorized to execute any and all documents as each or both deem necessary to effectuate said resolutions.

      A copy of said Resolution having been adopted on September 15, 1998, is attached hereto and incorporated by reference.

THIRD, That said certificate of ownership and merger has been unanimously consented to and authorized by the board of directors of WAN SECURE, INC., in accordance with the provisions of the General Laws of the State of Delaware.

      IN WITNESS WHEREOF, WAN SECURE, INC., HAS CAUSED THIS CERTIFICATE OF OWNERSHIP AND MERGER TO BE SIGNED BY DAVID R. PAOLO, ITS PRESIDENT, AND RAYMOND
E. PAOLO, ITS SECRETARY, ON THIS 2th DAY OF OCTOBER 1998.

                                   /s/ David R. Paolo
                                   -------------------------------
                                   David R. Paolo, President,
                                   being a duly Authorized Officer

                                   /s/ Raymond E. Paolo
                                   -------------------------------
                                   Raymond E. Paolo, Secretary,
                                   being a duly Authorized Officer

Subscribed and sworn to before me this 2th day of October 1998.

                                   /s/ [ILLEGIBLE]
                                   -------------------------------
                                   Notary Public:
                                   My Commission Expires: 9/22/2001

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                            OF LOG ON AMERICA, INC.

            Log On America, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

      FIRST: That the Board of Directors of said corporation at a meeting duly convened and held, adopted the following resolution:

                  RESOLVED that the Board of Directors hereby declares it advisable and in the best interest of the Company that Article Fourth of the Certificate of Incorporation be amended to read as follows:

                  FOURTH: The total number of shares of stock which this corporation is authorized to issue is: Twenty Million (20,000,000) shares with a par value on One Cent ($.01) par share, amounting to Two Hundred Thousand Dollars ($200,000.00).

      SECOND: That the said amendment has been unanimously consented to and authorized by the holders of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions Section 228 of the General Corporation Law of the State of Delaware.

      THIRD: That the aforesaid amendment was duly adopted in accordance with applicable provisions of Sections 242 and 228 of the General Corporation Laws of the State of Delaware.

      IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by David R. Paolo, its President and Raymond E. Paolo, its Treasurer, on this 22nd of August 1998.

                                   /s/ David R. Paolo
                                   -------------------------------
                                   David R. Paolo, President,
                                         Authorized Officer

                                   /s/ Raymond E. Paolo
                                   -------------------------------
                                   Raymond E. Paolo, Treasurer
                                         Authorized Officer

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              LOG ON AMERICA, INC.

                    Adopted in accordance with the provisions
                   of Section 242 of the General Corporation
                          Law of the State of Delaware

      David R. Paolo and Raymond E. Paolo, the president and secretary respectively, of Log On America, Inc. ("Corporation"), a corporation existing under the laws of the State of Delaware do hereby certify as follows:

FIRST: That the Certificate of Incorporation, of said Corporation has been amended as follows:

      1. By striking out the whole of Article SEVENTH thereof as it now exists and inserting in lieu thereof a new Article SEVENTH to read in its entirety as follows:

      SEVENTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law ("DGCL"), or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of a director to the Corporation shall be limited or eliminated to the fullest extent permitted by the DGCL, as so amended from time to time. No repeal or modification of this ARTICLE SEVENTH, directly or by adoption of an inconsistent provision of this Certificate of Incorporation by the stockholders of the Corporation shall be effective with respect to any cause of action, suit, claim or other matter, that, but for this ARTICLE SEVENTH, would accrue or arise prior to such repeal or modification.

      2. By adding a new ARTICLE EIGHTH and ARTICLE NINTH to read in their entirety as follows:

      EIGHTH: The Corporation shall, to the fullest extent permitted by Section 145 of the DGCL, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section ("Indemnitee") from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The Corporation shall pay in advance of the final disposition of such Indemnitee upon the receipt of an undertaking by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this ARTICLE EIGHTH.

      NINTH: The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability, or loss, whether or not the Corporation would have the power to indemnity such person against such expense, liability or loss under the DGCL.

SECOND: That such amendment has been duly adopted in accordance with the provisions of Section 242 of the DGCL by obtaining the written consent of the holders of the majority of the stock of Log On America, Inc. entitled to vote at a meeting of stockholders pursuant to Section 228 of the DGCL.

      IN WITNESS WHEREOF, we, the undersigned, have executed and subscribed this certificate this 4 day of January, 1999.

                                        /s/ David R. Paolo
                                        ----------------------------
                                        David R. Paolo, President

ATTEST:

/s/ Raymond E. Paolo
---------------------------
Raymond E. Paolo, Secretary